Exhibit 10.1

Loan Agreement

Between

CITY FIRST CAPITAL PTY LTD A.C.N. 667 872 479 of 1/20 Clifford Street, Mosman NSW 2088

(Lender)

and

Blue Gold Limited 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman, KY1-1108, Cayman Islands

(Borrower)

This Agreement is made on the 4th day of November             2025.

BETWEEN:

CITY FIRST CAPITAL PTY LTD

(‘Lender’)

AND

BLUE GOLD LIMITED

(‘Borrower’)

BACKGROUND:

A. The Borrower has requested the Lender to provide the Facility to the Borrower.

B. To secure the Facility, the Borrower has agreed to provide the Securities.

   . The funds are exclusively for use in the restart of Bogoso and Prestea mine, and associated working capital costs.

E. The parties wish to enter into this Agreement to record the arrangements between them.

OPERATIVE PROVISIONS:

1. DICTIONARY

The Dictionary in the reference section (Schedule 1) forms part of this Agreement and:

(a) defines some of the terms used in this Agreement; and

(b) sets out the rules of interpretation which apply to this Agreement.

2. FACILITY AND AGREEMENT TO LEND AND BORROW

2.1 Facility

Subject to the Borrower complying with the Conditions Precedent, the Lender, relying on the representations and warranties made by the Borrower set out in this Agreement, must make available to the Borrower the Facility and will advance the Principal Sum in accordance with the terms of this Agreement.

2.2 Authorized Purpose

The Borrower must use the proceeds of the Principal Sum for the Authorized Purpose and for no other purpose.

2.3 Security

Each Security shall secure the Debt now or at any time secured or payable to the Lender under any of Transaction Documents and/or any of the Securities.

2.4 Drawdown of Facility

The Borrower must draw down the Principal Sum on the Advance Date or as soon as reasonably practicable thereafter.

3. REPAYMENT, PREPAYMENT AND CANCELLATION

3.1 Repayment Date

The Borrower must, unless required under another provision of this Agreement to repay the Debt at an earlier date, repay the balance outstanding of the Debt to the Lender on the Repayment Date.

3.2 On demand

If or to the extent that the time for repayment is not set out in this clause or if an Event of Default occurs under this Agreement, the Borrower must repay the Debt to the Lender on demand.

3.3 Termination of Transaction Document

If any of the Transaction Documents are terminated, the Debt is then repayable to the Lender without formal demand within 30 days from that date of termination.

3.4 Appropriation of moneys received

Any money paid or repaid to the Lender in respect of the Debt (despite any purported appropriation or condition of payment by the person paying it) may be appropriated by the Lender to any amount or amounts owing by the Borrower (actually or contingently) and to principal or interest, as the Lender determines. The Borrower agrees to reduce both interest and capital on a monthly basis as set out in the schedule hereunto attached.

3.5 Early Repayment

The Borrower may only elect to repay all or any part of the Debt prior to the Repayment Date strictly in accordance with the provisions for Early Repayment detailed in the Reference Schedule.

3.6 Cancellation

Either Party may cancel this Agreement prior to Drawdown and have no further financial obligation to the other, other than the Establishment Fee, if the Conditions Precedent have not been met within 14 days of signature of this Agreement.

4. INTEREST

4.1 Interest before Repayment Date

The Borrower must pay interest to the Lender as specified as the repayment method in the Reference Section, at the Interest Rate on the outstanding balance of the Debt during the period from the Advance Date to the date when the Debt is repaid in full.

4.2 Calculation

For the purposes of clause 4.1, interest shall be:

(a) payable at the Interest Rate;

(b) calculated daily on the balance outstanding of the Debt at that time;

(c) charged to the Loan Account on the last Business Day of each month;

(d) accrue from day to day and will be calculated on the basis of a year of 365 days; and

(e) payable at such times as may be agreed between the Lender and the Borrower in writing, or failing agreement, on demand.

4.3 Capitalisation of interest

If any payment of interest required to be paid under this Agreement or any part of it is not paid on the due date, the interest in arrears may, at the election of the Lender (without prejudice to other Rights of the Lender) be capitalised and be immediately added to the Debt and shall bear interest accordingly from the day when the interest is capitalised.

5. MANNER OF PAYMENT

5.1 Free of exchange

The Debt must be paid to the Lender free of exchange and without any other deduction at the address of the Lender in State from time to time or at such other place or to such other person as the Lender may from time to time by Notice direct.

5.2 Order or direction

The Borrower must (if and when required by the Lender) sign orders directing its bankers in the State or another State or Territory of Australia to make payment of Debt by debiting the drawer’s account and crediting the amount to the Lender’s account at a bank nominated by the Lender.

6. FEES AND EXPENSES

Subject to this clause, the Borrower must pay:

(a) The Establishment Fee, as defined in the Reference Section;

(b) the stamp duty, goods and services tax, financial institution’s duty or other similar duty or tax on this Agreement, the Securities or a document or a transaction contemplated by this Agreement or in relation to payments or repayments made under them at or following Drawdown.

7. CONDITIONS PRECEDENT

7.1 Before Advance Date

The Obligation of the Lender to make the Principal Sum is subject to the Condition Precedent that, before the Advance Date, the Borrower delivers to the Lender (if required by the Lender):

(a) this Agreement signed by the Borrower and each other party to such documents (other than the Lender);

(b) evidence to the Lender’s satisfaction that the dispute between the Borrower and the Government of Ghana over the Bogoso and Prestea mining lease has been resolved; and

(c) such other documents or items as the Lender may require in writing before the Advance Date.

7.2 Representations, warranties and events of default

The Obligation of the Lender to make the advance of the Principal Sum is also subject to the Conditions Precedent that:

(a) the representations and warranties set out in clause 7.1 are true and correct on the Advance Date;

(b) on the Advance Date, no Event of Default or event, which, with the giving of Notice, lapse of time or satisfaction of some other condition, would constitute an Event of Default, has occurred and is continuing unremedied or not waived by the Lender or would occur as a result of the making of the advance of the Principal Sum;

8. REPRESENTATIONS AND WARRANTIES/COVENANTS

8.1 Representations and warranties

The Borrower represents and warrants to the Lender that:

(a) the Borrower has the power to enter into and to perform their Obligations under this Agreement and the Transaction Documents;

(b) all necessary action has been taken to authorise the execution, delivery and performance of this Agreement and the Transaction Documents in accordance with their respective terms and to authorise the borrowing of the Principal Sum on the terms of this Agreement;

(c) this Agreement and each of the Transaction Documents constitute legal, valid and binding Obligations of the Borrower, enforceable in accordance with their respective terms and the laws of the State;

(d) the execution, delivery and performance of this Agreement and each Transaction Document does not exceed any power granted to the Borrower by or violate or conflict with in any respect:

(i) any law or regulation or any order or decree of any authority, agency or court binding on the Borrower; or

(ii) any loan, stock or debenture or other deed, trust deed, mortgage, contract or other undertaking, agreement or instrument to which the Borrower is a party;

(e) the Borrower is not in default under any agreement to which it is a party or by which it may be bound;

(f) no Event of Default has occurred or will occur as a result of entering into this Agreement or any Transaction Document or the making of the Principal Sum;

(g) no litigation, arbitration or administrative proceeding is presently current or pending or, to the knowledge of the Borrower, threatened which would have an adverse effect upon the Borrower or which would materially affect the ability of the Borrower to perform and observe the Obligations and provisions binding upon it under this Agreement and the Transaction Documents;

(h) no event has occurred and is continuing which constitutes an Event of Default under this Agreement and no event has occurred and is continuing which with the giving of Notice, lapse of time or satisfaction of some other condition would constitute an Event of Default under this Agreement;

(i) all necessary authorisations, approvals, consents and licences required in connection with the execution, delivery and performance by the Borrower and the enforceability against the Borrower of the terms of this Agreement and of the Transaction Documents have been obtained or effected and are in full force and effect;

(j) the Borrower is not aware of any matter, fact or circumstance which is likely to affect the capacity of the Borrower to honour its Obligations under this Agreement and/or the Transaction Documents;

(k) the execution, delivery and performance of this Agreement and each Transaction Document does not and will not cause any limit or restriction on the borrowings or chargings of the Borrower or any other limit or restriction imposed on the Borrower by any means to be exceeded or contravened;

(l) if the Borrower is the trustee of a trust and is entering into this Agreement in that capacity, then no amendments have been made nor is it intended that they be made to the trust deed, before or immediately following the Advance Date except as disclosed in writing to and approved by the Lender;

(m) all information furnished to the Lender by the Borrower in connection with this Agreement, the Transaction Documents and the transactions contemplated in this Agreement and the Transaction Documents is true and correct in all material respects and does not omit any information necessary to make any of the information so furnished not misleading or incomplete and all facts concerning the Borrower which might reasonably be expected to be material for disclosure to a party proposing to lend moneys to the Borrower have been disclosed to the Lender; and

(n) each of the representations and warranties in clauses 8.1 (a) to 8.1 (m) will be correct and complied with so long as any sum remains to be lent or remains payable under this Agreement as if repeated then by reference to the then existing circumstances.

8.2 Covenants

The Borrower covenants that so long as any sum remains to be lent or remains payable under this Agreement:

(a) it will notify the Lender of the occurrence of any Event of Default immediately upon becoming aware of it and will from time to time on request deliver to the Lender a certificate confirming that no Event of Default has occurred or setting out details of any Event of Default and the action taken or proposed to be taken to remedy it;

(b) it will promptly deliver to the Lender details of any litigation, arbitration or administrative proceedings which, if it had been current, pending or to its knowledge, threatened at the date of this Agreement would have rendered the warranty in clause 8.1(g) incorrect and such other information relating to its financial condition or operations as the Lender may from time-to-time request. It will ensure that all information supplied to the Lender is at the time of supply accurate in all material respects and that there are no material facts which are not disclosed and whose non-disclosure might render any such information misleading or inaccurate;

(c) the Borrower will only use the Principal Sum for the Authorised Purpose;

(d) it will at all times strictly comply with its Obligations under all Transaction Documents to which they are a party and not do any act or thing which might prejudice, or refrain from doing any act or thing which might prejudice all or any part of the Transaction Documents;

(e) if the Borrower enters into this Agreement as the trustee of any trust, it will not vary without the consent of the Lender in any way whatsoever the trust deed as presented to the Lender (such consent not to be unreasonably withheld);

(f) it will not, except with the prior written consent of the Lender, commence any winding-up or dissolution of the Borrower and will maintain its existence and the Right to carry on the business and operations and acquire, maintain and renew all Rights, contracts, powers, privileges, licences, leases, sanctions, franchises and concessions necessary or useful for the conduct of its business and operation; and

(g) it will apply for and obtain, maintain, apply for the renewal of and not allow to lapse (except if no longer relevant) any of the required authorities or consents or any other consents under any relevant and applicable laws which may be become necessary or advisable so that the Borrower and the Guarantor may perform all of their Obligations under this Agreement and the Transaction Documents or any deed or document connected with any of them.

9. EVENTS OF DEFAULT

9.1 Events occurring

Each of the following, unless waived by Notice from the Lender, is an Event of Default:

(a) (non-payment) if the Borrower fails to pay or repay on time the Debt which is due and payable to the Lender under this Agreement, a Security or the Transaction Documents;

(b) (Authorised Purpose) if the Borrower uses the Principal Sum or any part of it for a purpose other than the Authorised Purpose;

(c) (non-performance) if the Borrower or any other person (other than the Lender) default in the performance of an Obligation on that person’s part under this Agreement, the Securities or the Transaction Documents;

(d) (Receiver) if a receiver, provisional liquidator, trustee for creditors or in bankruptcy, administrator or an analogous person is appointed over the assets of the Borrower or a Security holder takes or attempts to take possession of any such assets;

(e) (Securities become fixed) if a floating security given in favour of any security holder becomes fixed in respect of the whole or part of the Borrower’s assets; (f) (insolvency) if the Borrower:

(i) is or states that it is unable to pay debts as they fall due;

(ii) suspends payments of its debts;

(iii) ceases or threatens to cease to carry on all or a material part of its business; or

(iv) is taken to fail to comply under section 459F of the Corporations Law with a statutory demand made under section 459E of the Corporations Law;

(g) (incapacity) where the Borrower is a natural person, that person dies or becomes mentally ill or suffers any other demise or incapacity (other than bankruptcy);

(h) (involuntary winding up) if the Borrower is a company, an application is made for the winding up of the Borrower and the application is not dismissed or withdrawn in five days, or an order is made for the winding up of the Borrower, except for the purposes of a reconstruction, amalgamation, merger or consolidation on terms approved by the Lender before the application or order is made where the reconstruction, amalgamation, merger or consolidation is implemented in accordance with the terms of the approval;

(i) (voluntary winding up) if the Borrower passes a resolution for winding up, except for the purposes of a reconstruction, amalgamation, merger or consolidation on terms approved by the Lender before the resolution is passed where the reconstruction, amalgamation, merger or consolidation is implemented in accordance with the terms of the approval;

(j) (compromise or arrangement) if the Borrower enters into or takes steps for the purpose of entering into an arrangement or composition with its unsecured creditors generally or any of them;

(k) (major asset sales) if the Borrower without the prior consent in writing of the Lender disposes of a major part of its assets, acquires shares in itself or reduces or attempts to reduce its capital;

(I) (stock exchange requirements) if the Borrower, being listed on a public stock exchange, fails to comply with any listing or other requirement of that stock exchange, or trading in its shares or stock is suspended;

(m) (judgments) if a judgment equal to more than $25,000 is awarded against the Borrower and remains unsatisfied for 14 days, or any execution or other process of Court or Government Authority or any distress is issued against or levied upon any property of the Borrower or any person obtains a garnishee order in respect of a debt due by the Borrower;

(n) (seizure) if the Borrower does or omits to do any act as a result of which property of the Borrower may become liable to seizure, forfeiture or sequestration;

(o) (Material Adverse Effect) if in the opinion of the Lender or an Authorised Representative of the Lender, there has been a Material Adverse Effect in the financial position of the Borrower or the Security for the Debt has materially diminished in value or is in jeopardy;

(p) (termination of leases) if a lease or licence of property on which the Borrower carries on a significant part of its business is determined because of any default on the part of the Borrower;

(q) (compulsory acquisition) if any mortgaged property is compulsorily acquired or purchased, becomes subject to a restraining order of any kind, or is otherwise taken out of the unfettered control of the Borrower;

(r) (offences under Acts) if an offence is committed by the Borrower under any Commonwealth or State Act which entitles a Government Authority to initiate action or take steps which could lead to forfeiture of any of the mortgaged property or otherwise could have a Material Adverse Effect on the value or purposes for which the mortgaged property can be used;

(s) (ranking of security) if an Obligation is incurred in the future (whether involving actual, contingent or prospective liabilities) and is secured under a security over the mortgaged property in priority to or ranking equally with the Debt;

(t) (misrepresentation) if a statement, representation or warranty made or reaffirmed by the Borrower in or in connection with this Agreement, a Security or the Transaction Documents, must prove to have been incorrect or misleading in any material respect when made or deemed to have been reaffirmed;

(u) (undertakings) if an undertaking given in connection with this Agreement or the Debt is not duly and punctually complied with;

(v) (default under other loan Agreements) if an event of default or a Potential Event of Default (by whatever name called) occurs under a Security or the Transaction Documents;

(w) (land contamination) if land over which a Security is granted is placed on the contaminated sites register maintained under the Environmental Protection Act 1994 (NSW) or other act in the State in which the Security is located which governs contamination of land; or

(x) (continued registration) if any action is initiated by any competent authority with a view to striking the name of a corporate Borrower off the register of companies.

9.2 Consequences

If an Event of Default occurs under this Agreement:

(a) the Debt shall, at the option of the Lender, immediately become due and payable upon the Lender making written demand upon the Borrower;

(b) the Event of Default shall be deemed to be an event of default under the Transaction Documents;

(c) the Lender shall be entitled to exercise all or any of its Rights or remedies under each of the Securities and the Transaction Documents; and (d) Interest will be payable on the Debt at the Higher Rate.

9.3 Acceptance of Money

The Lender may exercise its rights under clause 9.2:

(a) despite acceptance of any part of any of the amounts payable under this agreement after the occurrence of any Event of Default;

(b) despite the occurrence of any previous or other Event of Default; and

(c) without the necessity for any notice to, or of any sent or concurrence on the part of, the Borrower, or any other person.

9.5 Power of Attorney

The Borrower irrevocably appoints:

(a) the Lender;

(b) the Authorised Representatives of the Lender severally its attorneys with powers at its expense at any time following the occurrence of an Event of Default to do all acts and things and to execute all documents as may, in the Lender’s opinion, be reasonably necessary or desirable or expedient to give effect to any right or power conferred on the Lender by the Transaction Documents. The Borrower irrevocably authorises its attorneys appointed under this clause to exercise their powers even if this involves a conflict of duty or they have a personal interest in doing so.

10. TAXES

10.1 Without Deduction or Withholding

All sums payable by the Borrower under this Agreement must be paid free of any restriction or condition and free and clear of and (except to the extent required by law) without any deduction or withholding on account of tax or any other amount, whether by way of set-off, counter-claim or otherwise.

10.2 Required by Law

If the Borrower or any other person is required by law to make any deduction or withholding on account of any such tax or other amount from any sum paid or payable by the Borrower to any person under this Agreement:

(a) the Borrower must notify the Lender of any such requirement or any change in any such requirement as soon as it or they become aware of such requirement or change;

(b) the Borrower must pay any such tax or other amount before the date upon which penalties become payable;

(c) the sum payable by the Borrower in respect of which the relevant deduction or withholding is required must be increased to the extent necessary to ensure that after the making of that deduction or withholding that person receives on the due date and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to what it would have received and so retained had no such deduction or withholding been required or made; and

(d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding and within 30 days after the due date of payment of any tax or other amount which it is required by paragraph (b) above to pay the Borrower must deliver to the Lender evidence satisfactory to it of that deduction or withholding and where remittance is required to the remittance of such sums to the relevant taxing or other authority.

11. SECURITY REQUIREMENTS

11.1 Security

The Borrower agrees with the Lender that to secure or collaterally secure performance of the Borrower’s Obligations under this Agreement, the Borrower must cause and procure the granting of each of the Securities.

11.2 Charge over assets

In addition to the granting of the Securities, the Borrower charges in favour of the Lender, all of its Rights, title and interest in all of its property, both real and personal and whether existing or acquired after the Agreement Date, with the repayment of the Debt and as a from the time when a default has occurred under the Loan Agreement and the Borrower consents to the Lender lodging a caveat over any of the Borrower’s real property and authorises and consents to the Lender to physically access any land where any of the Borrower’s assets are located.

11.3 Costs

The costs and outlays incurred or payable in connection with the preparation, stamping (and registration where necessary) of each Security or other security as may be required by the Lender must be borne and paid by the Borrower. In addition, the Borrower must pay the costs and outlays of the Lender in connection with full or partial releases of each Security or as security as may be required by the Lender.

12. TRUSTEE PROVISIONS

(a) If the Borrower now or at any time in the future holds the Mortgaged Property as trustee, or if the Borrower receives accommodation from the Lender or enter(s) into this Agreement as a trustee, the following paragraphs apply. References in this clause to the “Trustee” mean the Borrower.

(b) The Trustee will ensure that none of the following occurs throughout the duration of this Agreement without the prior written consent of the Lender (which consent will not be unreasonably withheld where the Lender is satisfied that the consent will in no way affect or be likely to affect its Security or the financial position of the Trustee or enable them to be affected). It will be an Event of Default under this Agreement if any of the following shall occur without such consent, namely:

(i) a relevant trust deed or other instrument of trust is altered (whether by way of resettlement, revocation, amendment, declaration of other trusts, appointment or otherwise);

(ii) the Trustee is removed or retires as trustee of any relevant trust, or any application is made for the removal of the Trustee or for any accounts to be taken or for any property or funds to be brought into court or administered by or under the control of a court;

(iii) any new or additional trustee is appointed;

(iv) any capital distribution is made to beneficiaries or unit holders, whether by means of payment, appropriation, appointment, advancement, transfer or otherwise;

(v) any beneficiary is allowed the use of any trust assets for the beneficiary’s own purposes;

(vi) any resettlement of any trust fund or part of it or any transfer to another trust or trustee is made;

(vii) the Trustee is in default of its Obligations in respect of a trust;

(viii) the Right of the Trustee to be indemnified from trust assets in respect of any liability is in any way prohibited or restricted;

(ix) the vesting date or termination of any relevant trust occurs or is accelerated; or

(x) the Trustee (otherwise than in the ordinary course of business, as empowered under the terms of the relevant trust) incurs any debt, disposes of any property, lends money, gives a Security over any trust assets, mixes trust assets, compromises any Claim in relation to trust assets, parts with possession of trust assets, or increases its remuneration as trustee.

(c) The Trustee warrants that no event or circumstance referred to in the preceding paragraph has already occurred or exists, except as disclosed in writing to the Lender.

(d) If an Event of Default occurs, the Trustee will, at the request of the Lender, exercise all the Trustee’s Rights of indemnity in relation to trust assets and all rights against the beneficiaries. The Trustee further irrevocably for valuable consideration and by way of security appoints the Lender and its Authorised Representative jointly and severally as the attorney of the Trustee after such Event of Default occurs, in the name of the Trustee to exercise such Rights.

(e) The Trustee warrants that:

(i) all relevant trusts have been disclosed to the Lender;

(ii) the Trustee is the sole trustee of each relevant trust;

(iii) the full terms of such trust or trusts have been disclosed to the Lender;

(iv) this Agreement is executed and all transactions relating to it are being entered into as part of the due and proper administration of the relevant trust;

(v) all such transactions are for the benefit of the relevant beneficiaries;

(vi) in giving this Agreement, the Borrower gives Security over the whole of the legal and beneficial interest in the Mortgaged Property in accordance with the Borrower’s Rights under the relevant trust validly exercised; and

(vii) the Lender’s Rights under this Agreement will rank in priority to the Rights of the beneficiaries of the relevant trust.

(f) The Trustee acknowledges and covenants that all the provisions of this Agreement are binding on the Trustee both personally and in the Trustee’s capacity as trustee and are binding on the Trustee’s successors as trustee of the relevant trust fund. The Trustee’s liability will remain irrespective of any insufficiency in or lack of recourse to trust assets.

(g) To the extent that this Agreement to the Lender’s actual knowledge charges assets of a trust, this Agreement will be deemed not to secure those liabilities of the Borrower which are both expressed to be and are incurred by the Borrower, to the Lender’s actual knowledge, in the Borrower’s personal capacity or in a capacity other than as trustee of the relevant trust (unless such liabilities are incurred in the exercise or purported exercise of the Borrower’s Rights as trustee of such trust). References in this Agreement to the secured moneys will be construed accordingly.

13. NOTICES

13.1 Form of Notices

Notices given under this Agreement must be:

(a) in writing;

(b) signed by the party giving the Notice or its Authorised Representative; and

(c) addressed to the Notice Address of the person to whom it is to be given.

13.2 Method and address for giving Notices

Notices must be either:

(a) delivered by hand;

(b) posted by pre-paid security or registered mail or in the case of a Notice given by the Lender, by ordinary pre-paid post;

(c) transmitted by facsimile; or

(d) sent by email, to the Notice Address of the person receiving the Notice.

13.3 Time of receipt

A Notice given to a person in accordance with this Agreement is deemed to have been given and received if:

(a) delivered, on the day of delivery if delivered before 5:00pm on a Business Day, otherwise on the next Business Day;

(b) posted by pre-paid security mail, certified mail or ordinary pre-paid post, on the second day after the day on which the Notice was accepted by the post office from the party sending the Notice;

(c) transmitted by facsimile:

(i) the transmission report states that it was sent in full and without error; and

(ii) no objection is received from the recipient,

(iii) on the day of transmission if that report states that the transmission was completed before 5:00pm on a Business Day, otherwise on the next Business Day; or

(d) if sent by email, strictly as provided in clause 13.5.

13.4 Objection to facsimile

A party receiving a facsimile transmission may object to the facsimile transmission as not being fully intelligible. If a valid objection is made to a facsimile transmission and that party requests re-transmission before 5:00pm on the next Business Day after completion of the facsimile transmission, the party sending the facsimile transmission must retransmit it, but any re-transmission is deemed to have been made at the time of completion of the original facsimile transmission. If a time restriction is placed, by reference to the date of receipt of the facsimile transmission, on the performance of an Obligation or the exercise of a Right by the party who makes the valid objection to a facsimile transmission, the time restriction for performance of the Obligation or the exercise of the Right is deemed extended by a corresponding time period to the time between the original transmission and re-transmission of the facsimile.

13.5 Notices by email

(a) A notice may be given by email only if the email is sent to the email address of the party stated as its Notice Address or otherwise notified by one party to the other in writing.

(b) The contents of the email in accordance with clause 13.2(d) will form part of the notice and regard will be had to the contents of the email as evidence of the persons sending or receiving the email and the time and date thereof.

(c) A notice delivered by email is taken to have been received on receipt by the sender of a confirmation message that the email has been received by the server operated by the receiving party.

(d) Any communication sent or received by email will not unless sent strictly in accordance with this clause 13.5 be a valid notice, direction or other communication under this Agreement.

13.6 Consent for electronic communication

For the purposes of sections 11 and 12 of the Electronic Transactions (NSW) Act 2001 (NSW), the parties’ consent to information being given by electronic communication.

14. PROPER LAW, JURISDICTION

14.1 Choice of law

This Agreement is governed by and construed in accordance with the laws of the State of New South Wales

14.2 Jurisdiction

Actions, suits or proceedings relating in any way to this Agreement or documents or dealings contemplated by it, may be instituted, heard and determined in a court of competent jurisdiction in the State.

14.3 Submission to jurisdiction

Each party irrevocably submits to the non-exclusive jurisdiction of such court for the purpose of any such action, suit or proceeding.

14.4 Service of process

A party may by Notice appoint another person at a specified address in the State to receive service of process in connection with proceedings and process served on that person is taken to be served on the party making the appointment.

15. GENERAL PROVISIONS

15.1 Variations

No variation of this Agreement nor consent to a departure by a party from a provision, shall be of effect unless it is in writing, signed by the parties or (in the case of a waiver) by the party giving it. Any such variation or consent shall be effective only to the extent to or for which it may be made or given.

15.2 Waiver

The non-exercise of or delay in exercising a Right of a party shall not operate as a waiver of that Right, nor does a single exercise of a Right preclude another exercise of it or the exercise of other Rights. A Right may only be waived by Notice, signed by the party (or its Authorised Representative) to be bound by the waiver.

15.3 Further assurances

Each party to this Agreement shall do all things and sign, execute and deliver all deeds and other documents as may be legally necessary or reasonably required of it by Notice from another party to carry out and give effect to the terms and intentions of this Agreement and to perfect, protect and preserve the Rights of the other parties to this Agreement.

15.4 Liability of parties

If a party consists of more than one person:

(a) an Obligation of those parties is a joint Obligation of all of them and a several Obligation of each of them;

(b) a Right given to those parties is a Right given jointly and severally to each of them, and if exercised by one of them, is deemed to be exercised jointly; and

(c) a representation, warranty or undertaking made by those parties is made by each of them.

15.5 Counterparts

(a) This Agreement may be signed or executed in a number of counterparts, with the same effect as if the signatures to or execution of each counterpart were on the same instrument.

(b) A party who has executed a counterpart of this Deed may deliver it to, or exchange it with, another party by emailing a scanned copy of the executed counterpart to that other party.

(c) A counterpart may be electronic and signed using an Electronic Signature. 15.6 Electronic Execution

(a) This Deed and may be signed by any person using an Electronic Signature.

(b) If this Deed and is signed by any person using an Electronic Signature, the parties:

(i) agree to enter into this Deed in electronic form; and

(ii) consent to any or all parties using an Electronic Signature.

15.7 Warranty of authority

Each person signing this Agreement:

(a) as attorney, by so doing, warrants to the other parties that, as at the date of signing, the signatory has not received notice or information of the revocation of the power of attorney appointing that person; and

(b) as an Authorised Representative, agent or trustee of a party, warrants to the other parties that, as at the date of signing, the signatory has full authority to execute this Agreement on behalf of that party.

15.8 Severability

This Agreement shall, so far as possible, be interpreted and construed so as not to be invalid, illegal or unenforceable in any respect, but if a provision, on its true interpretation or construction is held to be illegal, invalid or unenforceable:

(a) that provision shall, so far as possible, be read down to the extent that it may be necessary to ensure that it is not illegal, invalid or unenforceable and as may be reasonable in all the circumstances so as to give it a valid operation; or

(b) if the provision or part of it cannot effectively be read down, that provision or part of it shall be deemed to be void and severable and the remaining provisions of this Agreement shall not in any way be affected or impaired and shall continue notwithstanding that illegality, invalidity or unenforceability.

15.9 Delivery as a deed

Subject to express provisions in this Agreement to the contrary, each party by signing or executing this Agreement is deemed to unconditionally sign, seal and deliver this Agreement as a deed, with the intention of being immediately legally bound by this Agreement.

16. SPECIAL PROVISIONS

16.1 Refinance applications

If the Borrower is in default of this Agreement or at any time after the date which is the Repayment Date, the Lender is authorised to make applications for refinance of the Debt and sign supporting documents on behalf of the Borrower to other financial institutions for finance to repay the Debt.

16.2 Authority to release or exchange information and documents

The Borrower authorises the Lender to release or exchange information or documents held by the Lender which relate to the Borrower and/or any Guarantor to third parties, to enable or assist the Lender:

(a) to register a mortgage over any property over which the Lender has been granted security for the Debt;

(b) to enforce its Rights under any Security or this Agreement;

(c) to transfer the Debt and/or any of the Securities to a third party; and/or

(d) in the process of the Borrower obtaining finance from a third party, the purpose of which is to repay the Debt in whole or part.

16.3 Establishment Fee

The Borrower must pay the Establishment Fee to the Lender on the date of this Agreement. The Borrower acknowledges and agrees that the Establishment Fee is the Lender’s reasonable costs incurred and incidental to the Lender conducting its due diligence in deciding whether to make the advance and other financial accommodation available to the Borrower under this Agreement.

SCHEDULE 1

Part 1 — Definitions

In this Agreement, unless the context requires otherwise:

Advance means a drawing of loan money under the Facility;

Advance Date means the date specified in the Reference Section or such other date as agreed between the parties from time to time;

Agreement means this deed, (including the recitals to it), as it may later be amended or supplemented by the parties in writing;

Agreement Date means the date specified above the parties’ names on page 1 of this Agreement, or if not specified in that place, the date of execution or signature (as the case may be) by the last party to execute or sign (as the case may be) this Agreement;

Australian Dollars, $ or AUD$ means the lawful currency of Australia;

Authorised Representative

(a) in respect of a party which is a corporation:

(i) a company secretary or director or any officer of the corporation whose title or office includes the words “manager” or “director”; or

(ii) a person acting with the title or in the office of manager or director;

(iii) an Attorney under a registered power of attorney of the corporation; and

(b) in respect of each party, a solicitor of that party or a person nominated by Notice to the other party as an authorised representative;

Authorised Purpose means the purpose stated in the Reference Section, for which the Principal Sum must be used;

Business Day means a day, not being a Saturday, Sunday or gazetted public holiday, on which banks are open for commercial business at the Business Day place specified in the Reference Section and in the place or places where performance of a relevant Obligation is or is required to take place;

Claim means, in relation to a person, a claim, demand, remedy, suit, injury, damage, loss, cost, liability, action, proceeding, right of action, claim for compensation or reimbursement or liability incurred by or to be made or recovered by or against the person, however arising and whether ascertained or unascertained, or immediate, future or contingent;

Conditions Precedent means the conditions specified in clause 7 as conditions precedent to the drawing down of the Principal Sum;

Drawdown Date means a day specified by the Borrower to the Lender by notice in writing as being the day on which it requires the Advance or a specified part of an Advance to be advanced which day must be at least three (3) Business Days after the date of the notice;

Debt includes:

(a) the Principal Sum;

(b) all or any interest payable under clause 4;

(c) any Further Moneys;

(d) moneys expressed to be part of the Debt by this Agreement;

(e) moneys owing to the Lender (with or without another person) by the Borrower (with or without another person) under a covenant of this Agreement;

(f) all moneys owing by the Borrower from time to time contingently or otherwise either above or with any other person pursuant to the Securities (or any one or more of them) and/or any Transaction Document, and includes any part of the Debt;

Electronic Signature means an electronic method of signing that identifies the person and indicates their intention to sign this Deed and be bound by its terms;

Establishment Fee means the fee specified in the Reference Section;

Event of Default means an event described in clause 9, which gives rise to default by the Borrower under this Agreement;

Facility means the financial accommodation provided by the Lender to the Borrower, including the Principal Sum and any Further Moneys; Further Moneys means all moneys:

(a) at any time owing to the Lender or payable by the Borrower to the Lender either alone or on joint or partnership account under the provisions of any agreement, including (without limitation) this Agreement;

(b) which the Borrower or a Related Body Corporate to the Borrower either alone or jointly with any other person or whether directly or indirectly or contingently or otherwise or presently or in the future has or may become liable to pay to the Lender or any Related Body Corporate to the Lender on or upon any account, document, negotiable or other instrument or by reason of any other matter or thing or by reason of any transaction in or by which the Lender has or may become in any manner a creditor of the Borrower;

(c) at any time owing or payable to the Lender by the Borrower either alone or on joint or partnership account or on any other account whether as principal debtor, surety or otherwise or in any other manner;

(d) which the Lender shall pay or become liable to pay to for or on account of or at the request of the Borrower and either alone or jointly with any other person and either by direct advances or by reason of the Lender accepting or paying or discounting any order, draft, cheque, promissory note, bill of exchange or other engagement or by entering into any bond, indemnity or guarantee or otherwise incurring liabilities for or on behalf of the Borrower;

(e) which the Borrower may become liable to pay to the Lender by reason of the Lender issuing, endorsing, accepting, confirming or entering into any letter of credit, confirmed order, letter of confirmation or other like instrument or transaction;

(f) which the Lender shall be at liberty to debit and charge to the Borrower either alone or jointly with any other person under the terms, covenants, conditions and provisions contained in this Agreement or another agreement;

(g) payable or to become payable for discounts, stamp duty, postage, commission, registration fees and other like charges in respect of this Agreement or another agreement;

(h) paid or advanced or which the Lender shall become in any way liable to pay or advance to for or at the request of or on the credit or at the request of or for the accommodation or otherwise on the account of the Borrower either alone or jointly with any other person or to for or on account of any other person upon the order or request or under the authority of the Borrower;

(i) paid or payable on account of the costs, charges, expenses and outlays, all on a solicitor and own client basis:

(i) of preparing, completing, stamping and registering and discharging or partially discharging this Agreement and all Securities;

(ii) of granting a consent to any transfer or other dealing as required under this Agreement;

(iii) of any survey, valuation and report of or concerning the real property which the Lender may reasonably require or obtain or which the Lender may in any other way incur or pay in respect of real property under or for the purpose of giving effect to this Agreement or any Security; and

(iv) involved with the exercise or enforcement or attempted exercise or enforcement of Rights of the Lender or in consequence of default in payment of the Debt or the breach of any covenant, condition or stipulation contained in this Agreement or a Security including without limitation costs, charges and expenses which may be incurred by the Lender in respect of any application whether successful or not made by the Lender or the Borrower for relief under any moratorium which has already been proclaimed or which may be proclaimed;

(j) advanced or paid at any time by the Lender to for or for the use or accommodation of or on behalf of or at the request of the Borrower either alone or jointly with any other person or otherwise owing or payable by the Borrower either alone or jointly with any other person to the Lender on any account or for any reason or in any manner whatsoever;

(k) paid by the Lender in order to perfect or protect is Security under this Facility; and

(l) elsewhere in this Agreement defined as being included in the Further Moneys;

Government Authority means any local, State or Federal government, a Minister or government department of each of those governments, a corporation or authority constituted for a public purpose, the holder of an office for a public purpose, a local authority and any agent or employee of any of them;

GST means a tax, impost or duty on goods, services or other things introduced by a Government Authority either before, on or after the Commencement Date;

Higher Interest Rate means the rate or rates specified in the Reference Section;

Interest Rate means the rate or rates specified in the Reference Section;

Lender’s Solicitors means the solicitors specified in the Reference Section;

Loan Amount means the Loan Account created in the books of the Lender in the name of the Borrower upon the drawdown of the Principal Sum which records and evidences the amount of the Debt from time to time owing to the Lender;

Material Adverse Effect means, in respect of a person, a material adverse effect in the opinion of the Lender on:

(a) its business, assets or financial condition; or

(b) its ability to perform its Obligations under this Agreement, the Transaction Documents or any Security;

Minimum Interest means the minimum amount payable to the Lender in respect of the Loan Amount as specified in the Reference Section;

Mortgage Property means the real property specified in the Reference Section as mortgage property;

Notice means a written notice, consent, approval, direction, order or other communication;

Notice Address means in respect of a party:

(a) the following address or facsimile number specified in the Reference Section; or

(b) where a party gives Notice to all other parties of another address or number, the last address or facsimile number so notified;

Obligation means any legal, equitable, contractual, statutory or other obligation, agreement, covenant, commitment, duty, undertaking or liability;

Potential Event of Default means any event or circumstance which, with the passage of time or the giving of Notice or both, would become an Event of Default;

Principal Sum means the amount specified in the Reference Section and such other amount agreed to between the parties from time to time;

Property means the Mortgage Property;

Purpose means the purpose described in Reference Section for which the financial accommodation made available to the Borrower under this agreement must be used;

Reference Section means the commercial details and descriptions contained in the section of this Agreement which appears immediately before the execution section of this Agreement as Schedule 2 to this Agreement;

Related Body Corporate of a body corporate is a body corporate which is related to that body corporate within the meaning of section 50 of the Corporations Act;

Repayment Date means the date for repayment of the Debt as specified in the Reference Section;

Right includes a legal, equitable, contractual, statutory or other right, power, authority, benefit, privilege, remedy, discretion or cause of action;

Security means each and all of the securities, documents and instruments specified as such in the Reference Section;

State means the State of Australia specified in the Reference Section;

Term means the period commencing on the Drawdown Date and ending on the Repayment Date.

Transaction Documents means:

(a) all correspondence between the Lender and the Borrower relating to the provision of the Principal Sum;

(b) this Agreement;

(c) each Security; and

(d.) each document (if any) listed in the Reference Section; and

Transaction Party means each party to the Transaction Documents with the exception of the Lender.

Part 2 - Interpretation

In this Agreement, unless the context requires otherwise:

(a) terms in bold in the Reference Section have the meanings shown opposite them;

(b) words denoting any gender include all genders and the singular number the plural and vice versa;

(c) a person includes their executors, administrators, successors, substitutes (for example, persons taking by novation) and assignors;

(d) words importing persons will include all bodies, associations, trusts, partnerships, instrumentalities and entities corporate or unincorporate, and vice versa;

(e) any obligation on the part of or for the benefit of two or more persons will be deemed to bind or benefit as the case may be, any two or more of them jointly and each of them severally;

(f) references to any legislation includes any legislation which amends or replaces that legislation;

(g) headings are included for convenience only and will not affect the interpretation of this Deed or any Schedule;

(h) words in italics provide an explanation or example of the intended operation of the particular clause in question and may be used to resolve any dispute about that clause;

(i) amounts of money are expressed in Australian dollars unless otherwise expressly stated;

(j) a reference to a document includes any variation or replacement of it;

(k) a reference to anything includes the whole or each part of it;

(l) the defined terms in schedule 1 have the meaning given them in that schedule except where the context otherwise requires; and

(m) in interpreting this Deed, no rules of construction will apply to the disadvantage of a party because that party was responsible for the drafting of this Deed or any part of it, and

(n) unless application is mandatory by law, any statute, proclamation, order, regulation or moratorium present or future will not apply to this Deed so as to abrogate, extinguish, impair, diminish, fetter, delay or otherwise prejudicially affect the exerciseor enjoyment of any rights, powers, privileges, remedies or discretions given.

SCHEDULE 2 – REFERENCE SECTION

COMMERCIAL DETAILS

Agreement Date: 4th November 2025

Advance Date: The latter of 4th November 2025 or the date that the Lender makes the advance to the Borrower subject to all condition’s precedent being met.

Principal Sum: AUD100,000,000.00 (One Hundred Million Dollars Aus.)

Interest Rate: The discount rate of 24% per annum. Paid quarterly in advance

If the Borrower after the Advance Date fails within three (3) Business Days to make timely payments and/or take some action requested of it by the Lender to facilitate the registration of the Lender’s interest in any Security, or otherwise default on any of its obligations under this Agreement, the interest rate payable by the Borrower will be 4% per annum higher than interest rate which would otherwise prevail (Default Interest Rate of 12% per annum).

Interest Payment Date: Advance Date

Quarterly Interest amount: AUD$6,000,000.00 (Two Million Dollars Australian)

Interest Commencement date: Advance Date

Repayment method: The Borrower must pay the interest on the Debt outstanding quarterly in advance on the Interest Payment Date to the nominated account

Amortisation: Amortising after 6 months of draw down at a flat line of $14,285,714.28. Any late payment of this amount will lead to a principal beach of this agreement and the debt due and payable immediately. The default interest rate will apply until the loan is repaid in full.

Repayment Date: The Debt must be repaid in full by 3rd November 2029

Early Repayment: The Borrower may, at its election, make partial or full repayment of the loan amount prior to the term maturity date with a termination or additional exit fees equivalent to six (6) months interest payable. Any such payment is to be paid on the quarterly Interest Payment Due Date.

The lender is to be given three (3) days’ notice of the intention to make such partial or full repayment. There is to be no rebate of the in advance interest already paid for that quarter.

Establishment Fee: USD$1,000,000.00 due on signing this document, but to be settled in the shares of the Borrower calculated using the VWAP for the day previous to the date of Drawdown, or cancellation, whichever is applicable.

Advanced Amount: $100,000,0000.00 to BLUE GOLD LIMITED

Net payable: $94,000,000.00 to BLUE GOLD LIMITED

Lender’s Notice Address:

Address: 1/20 Clifford Street Mosman NSW 2088

Email: michael@globalgnd.com

Tel Nos: 0451657797

Borrower’s Notice Address:

Address: 94 Solaris Avenue, Camana Bay, PO Box
1348, Grand Cayman, KY1-1108, Cayman Islands
E-mail: acavaghan@bluegoldmine.com
Attention: Andrew Cavaghan, CEO
Tel Nos: +44 (0) 7415 105 549

Transaction Documents:	This Agreement
The Securities
Securities:	● General Security Agreement;

and

● Guarantee and Indemnity.

THIS AGREEMENT IS EXECUTED AS A DEED.
SIGNED by CITY FIRST CAPITAL as the Lender in accordance section 127 of the Corporations Act 2001 (Cth)
) ) ) ) Mehmet E Erdogan

SIGNED by a Director of

BLUE GOLD LIMITED as the Borrower in
accordance section 127 of the Corporations
Act 2001 (Cth): )

A.D.E. Cavaghan Director